Exhibit 99.1

United Security Bancshares, Inc. Reports First Quarter Results

THOMASVILLE, Ala.--(BUSINESS WIRE)--May 4, 2012--United Security Bancshares, Inc. (NASDAQ: USBI) today reported its results for the first quarter of 2012. The Company reported a net loss of $(1.2) million, or $(0.21) per diluted share, for the first quarter of 2012, compared with net income of $819,000, or $0.14 per diluted share, for the first quarter of 2011.

“United Security’s operations remained sound in the first quarter with $8.6 million in net interest income, but our profitability was reduced by a higher provision for loan losses and impairment charges related to other real estate owned (OREO) compared with the first quarter of last year,” stated James F. House, President and CEO of United Security Bancshares, Inc. “We continue to experience higher than normal charges related to real-estate based loans where the market remains weak in terms of sales and prices. Our first quarter charges included a $2.8 million write-down in value on repossessed properties to reflect lower appraisals and a $2.2 million replenishment of our allowance for loan losses. We remain aggressive in recognizing problem loans and taking appropriate charge-downs and impairments to recognize these losses.”

“We are pleased to report that OREO declined for the fourth consecutive quarter. The first quarter’s decrease was due to sales and write-downs of OREO more than offsetting new additions. We believe that our progress in reducing OREO is a solid indicator of the progress that we are making to restore our profitability. We remain focused on reducing the level of non-performing assets and believe that this will be key to restoring our historical earnings performance.”

“Our deposit base is up and reflects our strong market position and financial condition. United Security continues to be ranked as ‘well-capitalized,’ the highest regulatory rating. We are proud of maintaining this excellent rating through the economic downturn,” continued Mr. House.

First Quarter Results

Net interest income was $8.6 million for the quarter ended March 31, 2012, and was basically even with the prior year’s first quarter. Net interest margin was 6.01%, compared with 6.24% in the first quarter of 2011. The decline in net interest margin was due in large part to lower earning assets, primarily loans, and to a lower yield on interest earning assets.

Net loans declined to $365.8 million in the first quarter of 2012, compared with $381.1 million at December 31, 2011. The decrease in net loans was due to loan payoffs and write-downs outpacing new loans. Loan demand of all types remains soft in our markets due primarily to the prolonged weak economy that we are experiencing. Real estate sales and new construction activity for both residential and commercial projects have been significantly affected.

Interest expense declined 21.8% to $1.5 million in the first quarter of 2012, compared with $1.9 million in the first quarter of 2011. The decline in interest expense was due primarily to lower interest rates paid, partially offset by growth in deposits.

Provision for loan losses increased to $2.2 million in the first quarter of 2012, or 3.8% of annualized average loans, compared with $1.3 million, or 2.2% of annualized average loans, in the first quarter of 2011. Net charge-offs totaled $3.7 million in the first quarter of 2012, compared with $2.2 million in the first quarter of 2011.

Total non-interest income increased to $1.3 million in the first quarter of 2012, compared with $1.2 million in the first quarter of the prior year. The increase was due primarily to higher other income, partially offset by lower service and other charges on deposit accounts and credit life insurance income.

Non-interest expense increased to $9.8 million in the first quarter of 2012, compared with $7.4 million in the first quarter of 2011. Non-interest expense rose primarily due to an increase in impairment expense related to OREO. Impairment expense was $2.8 million in the first quarter of 2012, compared with $484,000 in the first quarter of 2011.

United Security was classified as well-capitalized at the end of the first quarter of 2012. Total risk-based capital was 15.04% for the holding company and 15.09% for First United Security Bank, compared with a regulatory requirement of 10.0% for a well-capitalized institution and a minimum regulatory requirement of 8.0%. Tier 1 risk-based capital was 9.25% for the holding company and 9.29% for the bank, both measures significantly above the requirement of 6.0% for a well-capitalized institution and minimum regulatory requirement of 4.0%.

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. With respect to the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands of Dollars, Except Per Share Data)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS

Cash and Due from Banks	$11,844	$9,491
Interest-Bearing Deposits in Other Banks	58,082	43,306
Total Cash and Cash Equivalents	69,926	52,797
Investment Securities Available-for-Sale, at fair market value	113,647	122,170
Investment Securities Held-to-Maturity, at cost	5,161	1,170
Federal Home Loan Bank Stock, at cost	2,861	2,861
Loans, net of allowance for loan losses of $20,771 and $22,267, respectively	365,849	381,085
Premises and Equipment, net	9,083	9,050
Cash Surrender Value of Bank-Owned Life Insurance	13,020	12,922
Accrued Interest Receivable	3,542	3,958
Investment in Limited Partnerships	1,437	1,456
Other Real Estate Owned	14,633	16,774
Other Assets	18,264	17,567
Total Assets	$617,423	$621,810

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$533,660	$527,073
Accrued Interest Expense	675	790
Short-Term Borrowings	225	356
Long-Term Debt	10,000	20,000
Other Liabilities	7,903	7,384
Total Liabilities	552,463	555,603
Commitments and Contingencies
Shareholders’ Equity:
Common Stock, par value $0.01 per share, 10,000,000 shares authorized; 7,322,560 shares issued; 6,017,732 and 6,015,737 shares outstanding, respectively	73	73
Surplus	9,259	9,259
Accumulated Other Comprehensive Income, net of tax	2,936	3,004
Retained Earnings	73,854	75,091
Less Treasury Stock: 1,304,828 and 1,306,823 shares at cost, respectively	(21,150)	(21,208)
Noncontrolling Interest	(12)	(12)

Total Shareholders’ Equity	64,960	66,207

Total Liabilities and Shareholders’ Equity	$617,423	$621,810

UNITED SECURITY BANCSHARES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands of Dollars, Except Per Share Data)

	Three Months Ended
	March 31,
	2012	2011
	(Unaudited)
INTEREST INCOME:
Interest and Fees on Loans	$9,083	$9,087
Interest on Investment Securities	927	1,357
Total Interest Income	10,010	10,444

INTEREST EXPENSE:
Interest on Deposits	1,375	1,597
Interest on Borrowings	85	270
Total Interest Expense	1,460	1,867

NET INTEREST INCOME	8,550	8,577

PROVISION FOR LOAN LOSSES	2,215	1,305

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,335	7,272

NON-INTEREST INCOME:
Service and Other Charges on Deposit Accounts	628	716
Credit Life Insurance Income	119	122
Other Income	527	351
Total Non-Interest Income	1,274	1,189

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	3,764	3,570
Occupancy Expense	447	476
Furniture and Equipment Expense	310	303
Impairment on Other Real Estate	2,834	484
Loss on Sale of Other Real Estate	194	339
Other Expense	2,279	2,263
Total Non-Interest Expense	9,828	7,435

INCOME (LOSS) BEFORE INCOME TAXES	(2,219)	1,026

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(982)	207

NET INCOME (LOSS)	$(1,237)	$819

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE	$(0.21)	$0.14

DIVIDENDS PER SHARE	$-	$0.04

CONTACT:
United Security Bancshares, Inc.
Robert Steen, 334-636-5424